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                                                                    Exhibit 3(g)
                                                                    ------------

                               State of Delaware
                               -----------------

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


          I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "THE ALLEN GROUP INC."

FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF APRIL, A.D.

1993, AT 12 O'CLOCK P.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                            * * * * * * * * * * * *












                                         /s/ William T. Quillen
                                         --------------------------------------
                             [logo]      William T. Quillen, Secretary of State
                                         --------------------------------------

                                         AUTHENTICATION:  *3869599

733112013                                          DATE:     04/22/93
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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              THE ALLEN GROUP INC.


          The Allen Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That at a meeting of the Board of Directors of The Allen Group Inc. duly called and held on February 25, 1993, a resolution was duly adopted proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first sentence of Article "FOURTH" so that, as amended, said first sentence shall be and read as follows:

                  "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is fifty-three million (53,000,000), of which three million (3,000,000) shares shall be Preferred Stock, without par value, and fifty million (50,000,000) shares shall be Common Stock of the par value of $1 per share.

          SECOND: That an annual meeting of the stockholders of said corporation was duly called and held on April 2, 1993, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, The Allen Group Inc. has caused this Certificate to be signed by Robert G. Paul, President and McDara P. Folan, III, Secretary, this 22nd day of April, 1993.

                              THE ALLEN GROUP INC.


                              By: /s/ Robert G. Paul
                                  ------------------------------
                                  Robert G. Paul, President


ATTEST:


By:  /s/ McDara P. Folan, III
     ----------------------------------
     McDara P. Folan, III, Secretary